UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 11, 2026

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	DAN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

Dana Incorporated, a Delaware corporation (“Dana”), is amending its Current Report on Form 8-K originally filed on February 12, 2026 to disclose certain compensation arrangements for Byron S. Foster and R. Bruce McDonald, as described below.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Transitions

As previously disclosed by Dana in a Current Report on Form 8-K filed on February 12, 2026, Dana’s Board of Directors (the “Dana Board”) appointed Byron S. Foster to succeed R. Bruce McDonald as President and Chief Executive Officer (“CEO”), effective July 1, 2026, with Mr. McDonald continuing to serve as Chairman of the Dana Board thereafter. In addition, Dana announced on June 11, 2026 that Mr. McDonald has been appointed to serve as Executive Chairman of Dana.

Compensation Arrangements

In connection with his appointment as CEO, Mr. Foster has entered into a letter agreement, dated June 11, 2026, with Dana, effective as of July 1, 2026 (the “Foster Letter Agreement”). The Foster Letter Agreement provides that Mr. Foster’s initial base salary will be $1,000,000 and that he will be eligible to participate in Dana’s annual incentive program, with a target annual incentive opportunity equal to 150% of his base salary. Mr. Foster will also be eligible to participate in Dana’s regular annual long-term incentive program for senior executives, beginning with the 2027 grant cycle, subject to the terms and conditions of the applicable plan and award agreements. Additionally, Mr. Foster will continue to participate in the Dana Incorporated Executive Severance Plan and the Dana Incorporated Amended and Restated Change in Control Severance Plan, as well as Dana’s employee benefits plans. The foregoing description of the Foster Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Foster Letter Agreement, which is filed as Exhibit 10.1 and is incorporated herein by reference.

In connection with his service as Executive Chairman and Chairman of the Dana Board, Mr. McDonald has entered into a letter agreement, dated June 11, 2026, with Dana, effective as of July 1, 2026 (the “McDonald Letter Agreement”). Subject to earlier termination or extension by the parties, the term of the McDonald Letter Agreement ends December 31, 2028. Mr. McDonald’s base salary will be $700,000 and he will be eligible to participate in Dana’s annual incentive program, with a target annual incentive opportunity equal to 100% of his base salary. Mr. McDonald will also be eligible to receive a one-time grant of restricted stock units (the “RSU Award”) pursuant to the Dana Incorporated 2021 Omnibus Incentive Plan (the “Equity Plan”), with an aggregate target grant date fair market value of $5,000,000. The RSU Award will vest 50% on December 31, 2027 and 50% on December 31, 2028. Mr. McDonald will continue to participate in the Dana Incorporated Executive Severance Plan and the Dana Incorporated Amended and Restated Change in Control Severance Plan, as well as Dana’s employee benefits plans. The foregoing description of the McDonald Letter Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the McDonald Letter Agreement, which is filed as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Letter Agreement between Dana Incorporated and Byron S. Foster, dated June 11, 2026

10.2	Letter Agreement between Dana Incorporated and R. Bruce McDonald, dated June 11, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

By:	/s/ Douglas H. Liedberg
Name:	Douglas H. Liedberg
Title:	Senior Vice President, Chief Legal and Human Resources Officer and Corporate Secretary

Date: June 12, 2026